Exhibit 99.2

Case 2:25-cv-00568-JHC	Document 71	Filed 04/25/25	Page 1 of 10

THE HONORABLE JOHN H. CHUN

UNITED STATES DISTRICT COURT
WESTERN DISTRICT OF WASHINGTON
AT SEATTLE

ERIC GILBERT,

Plaintiff,

v.

NORDSTROM, INC.; NAVY ACQUISITION

CO., INC.; NORSE HOLDINGS, INC.; ERIK B.

NORDSTROM; PETER E. NORDSTROM;

JAMES L. DONALD; KIRSTEN A. GREEN;

GLENDA G. MCNEAL; AMIE THUENER

O’TOOLE; GUY B. PERSAUD; ERIC D.

SPRUNK; BRADLEY D. TILDEN; MARK J.

TRITTON; ATTICUS N. TYSEN; EL PUERTO

DE LIVERPOOL S.A.B. DE C.V.,

Defendants.

No. 2:25-cv-00568-JHC DECLARATION OF ERIK B. NORDSTROM IN SUPPORT OF BUYER DEFENDANTS’ OPPOSITION TO PLAINTIFF’S MOTION FOR PRELIMINARY INJUNCTION

I, Erik B. Nordstrom, declare as follows:

1. I am the Chief Executive Officer of Nordstrom, Inc. (“Nordstrom” or the “Company”). I have personal knowledge of the facts set forth in this Declaration.

2. Nordstrom is a national multi-line and omnichannel retailer founded in 1901 by John W. Nordstrom, my great-grandfather, and has been under the continuous leadership of the Nordstrom family for the subsequent four generations. My brother, Pete Nordstrom, serves as the President and Chief Brand Officer of Nordstrom.

DECL. OF ERIK B. NORDSTROM ISO OPP’N TO PL’s MOT. FOR PRELIM. INJ. (2:25-cv-00568-JHC) - 1	Davis Wright Tremaine LLP Law Offices 920 Fifth Avenue, Suite 3300 Seattle, WA 98104-1610 206.622.3150 main · 206.757.7700 fax

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3. The current transaction arose not from any hostile activity or third-party acquisition attempt, but from my own belief that the Company’s next phase of growth would be best served in the private markets. Pete and I explored that idea with our advisors, and later with several potential strategic and financing partners—at all times with the full awareness and blessing of the Board of Directors and the Special Committee of Nordstrom.

The Board’s Consideration of Strategic Initiatives and Formation of the Special Committee

4. In 2023, the Board began considering strategic alternatives. In late 2023 and early 2024, the Board invited bidders to consider a potential transaction, and entered into non- disclosure agreements with seven invitees, including El Puerto de Liverpool, S.A.B. de C.V. (“Liverpool”), a passive minority equity investor based in Mexico with a 9.9% stake in Nordstrom.

5. As part of this process, Pete and I, and other members of Nordstrom management conducted separate in-person management presentations with the invitees, including with Liverpool.

6. The presentation to Liverpool occurred in late January 2024. Representatives of Liverpool informed Nordstrom that its attendance for the presentation was passive, it was attending only to monitor its investment, and it was not authorized by the Liverpool board of directors to discuss a potential transaction.

7. In February 2024, Pete and I told the Board that we were interested in exploring a potential go-private transaction.

8. As part of any transaction we contemplated, Pete and I would roll over our existing equity into the transaction. We told the Board that we believed that other Nordstrom family members and Liverpool might be interested, and that we were interested in taking an active role in exploring a potential transaction, including with respect to outreach to invitees already contacted by Nordstrom and identifying additional investors.

DECL. OF ERIK B. NORDSTROM ISO OPP’N TO PL’s MOT. FOR PRELIM. INJ. (2:25-cv-00568-JHC) - 2	Davis Wright Tremaine LLP Law Offices 920 Fifth Avenue, Suite 3300 Seattle, WA 98104-1610 206.622.3150 main · 206.757.7700 fax

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9. In response, the Board created a Special Committee to oversee our exploration of and negotiate a potential go-private transaction. The Special Committee consisted of three disinterested and independent directors and was chaired by Eric Sprunk.

10. From the outset, I was clear with the Board that Pete and I would only be interested in pursuing a consensual transaction that was not hostile to Nordstrom and that would be driven and approved by the Special Committee. Pete and I were also clear that any transaction must be conditioned on the approval of a majority of unaffiliated Nordstrom stockholders.

The Special Committee Oversees the Bidding Process

11. On February 11, 2024, I informed the Board that Pete and I wished to engage in direct discussions with parties who had expressed an interest to Nordstrom in pursuing a go- private transaction, other significant Nordstrom stockholders, and other interested parties. We engaged Moelis & Company (“Moelis”) to serve as our financial advisors.

12. The Special Committee agreed that we could engage in limited direct discussions that included the Special Committee’s financial advisors with parties who had already expressed interest in a potential transaction. The approved parties did not include Liverpool. The Special Committee also granted Moelis permission to begin conducting outreach to potential financing sources for a potential transaction. And the Special Committee requested that Pete and I enter into a non-disclosure and standstill agreement with the Company (“NDA/Standstill Agreement”). Although as shareholders of the Company we were free to explore a potential transaction with whomever we chose, and despite believing that greater flexibility afforded by the Special Committee would better facilitate a potential transaction, we honored the Special Committee’s instructions.

DECL. OF ERIK B. NORDSTROM ISO OPP’N TO PL’s MOT. FOR PRELIM. INJ. (2:25-cv-00568-JHC) - 3	Davis Wright Tremaine LLP Law Offices 920 Fifth Avenue, Suite 3300 Seattle, WA 98104-1610 206.622.3150 main · 206.757.7700 fax

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13. In the first week of March 2024, Mr. Sprunk contacted me and informed me that the Special Committee intended to send other interested parties a process letter, seeking to have preliminary bids from interested parties submitted to the Special Committee before the end of March. I understand that, over the ensuing weeks, the Special Committee and their advisors engaged with several private equity firms about their interest in a potential transaction.

14. On April 17, 2024, the Special Committee agreed that Pete and I could have direct discussions with Sponsor E and Liverpool, and subsequently the Special Committee invited Pete and me to future Special Committee meetings to facilitate periodic updates on a regular basis, which invitation we accepted.

15. On April 18, 2024, I contacted Graciano Guichard, Liverpool’s Chairman, to discuss the possibility of a going-private transaction that may include Liverpool and Sponsor E. Our discussions were exploratory and we did not discuss the specifics of any potential deal. I understood that Mr. Guichard would discuss the possibility internally at Liverpool.

16. On May 8, 2024, Pete and I entered into a consent letter agreement that formally waived the restrictions in the NDA/Standstill Agreement, confirming the Special Committee’s prior verbal authorization for us to have discussions with Sponsor E and Liverpool.

17. On May 28, 2024, the Special Committee consented in writing for us to have discussions with Strategic C for potentially financing a transaction.

18. Discussions with Liverpool, Sponsor E, and Strategic C continued into June.

The June 19 Process Letter

19. On June 19, 2024 in the midst of our preliminary discussions with potential buyers, the Special Committee sent a process letter to our advisors detailing the required terms of any proposal we might make to take Nordstrom private (“June 19 Process Letter”). A true and correct copy of the June 19 Process Letter is attached hereto as Exhibit 1.

DECL. OF ERIK B. NORDSTROM ISO OPP’N TO PL’s MOT. FOR PRELIM. INJ. (2:25-cv-00568-JHC) - 4	Davis Wright Tremaine LLP Law Offices 920 Fifth Avenue, Suite 3300 Seattle, WA 98104-1610 206.622.3150 main · 206.757.7700 fax

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20. The June 19 Process Letter stressed that any proposal was required to include, among other things, the identity of the buyer(s), valuation, financing sources, and copies of any written agreements, proposals, arrangements, or understandings between Pete, me, and any potential financing sources. See Exhibit 1 at 1-2. The Special Committee’s letter also appended a draft term sheet for the definitive merger agreement for any potential transaction and specified that any proposal should include a markup of the term sheet. See Exhibit 1 at A-1-A-6.

21. Despite Pete and I having reached no agreement, much less an understanding, with Liverpool or any other party to pursue a potential transaction, the draft term sheet appended to the June 19 Process Letter assumed that Liverpool and members of the Nordstrom family other than Pete and I would be parties to a possible transaction. The draft term sheet also contemplated that any transaction would be approved by a majority of unaffiliated Nordstrom shareholders. See Exhibit 1 at A-2.

22. The Special Committee also made clear that speed was a priority: the letter set a response deadline of June 28, 2024—just 9 days later—for a complete proposal with a finalized buyer group and price terms. Exhibit 1 at 1. The Special Committee also requested that our advisors attend the next Committee meeting to discuss the timeline.

23. At the time Pete and I received the June 19 Process Letter, we had no understanding with Liverpool or any other party to pursue a potential transaction. Although our exploratory discussions with Liverpool were ongoing, we understood that Liverpool was not willing to agree to pursue a potential transaction unless and until Liverpool had a better understanding of possible post-closing governance terms. Indeed, Mr. Guichard, Liverpool’s Chairman, made clear to me shortly after the Special Committee issued its June 19 Process Letter that Liverpool was not prepared to change its then-existing passive 9.9% investment in Nordstrom. Accordingly, no response to the June 19 Process Letter was made by the June 28, 2024 deadline.

24. Having not received a proposal, the Special Committee extended until July 8, 2024 the deadline to respond to the June 19 Process Letter. The Special Committee also requested that Pete and I provide it with near-weekly updates on our progress with potential partners, consistently telling us that the Board wanted quickly to see a bid.

DECL. OF ERIK B. NORDSTROM ISO OPP’N TO PL’s MOT. FOR PRELIM. INJ. (2:25-cv-00568-JHC) - 5	Davis Wright Tremaine LLP Law Offices 920 Fifth Avenue, Suite 3300 Seattle, WA 98104-1610 206.622.3150 main · 206.757.7700 fax

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The Special Committee Encourages a ‘Go-It Alone’ Bid with Liverpool

25. Although we continued our preliminary discussions with Liverpool, Sponsor E, and Strategic C between June 28, 2024 and July 9, 2024, we made little progress toward an understanding to pursue a potential transaction. Accordingly, on July 8, 2024, I told Mr. Sprunk that we would be unable to meet the extended deadline to submit a proposal.

26. On July 11, 2024, I spoke with the CEO of Strategic C to relay that the Special Committee was encouraging us to move quickly. The CEO of Strategic C was very interested in a potential transaction but explained that he was not in a position to make a definitive indication of interest. Also on July 11, 2024, I spoke with Liverpool’s Chairman, Mr. Guichard, and asked what additional investment Liverpool would be willing to make in the Company. Mr. Guichard said that he would need to discuss any additional investment with others at Liverpool including his Board.

27. I relayed these updates to Mr. Sprunk that same day or the following day. Mr. Sprunk informed me that the Special Committee believed it was necessary to give Pete and me a hard deadline to make a proposal.

28. On July 21, 2024, Mr. Sprunk reached out to Pete and me regarding the status of any potential bid. Mr. Sprunk noted that the next Board meeting was scheduled for August 20, 2024 and requested that we submit a proposal to the Board by that meeting. Mr. Sprunk again reiterated that the Board needed prompt action.

29. By late July 2024, it became clear to Pete and me that we would not partner with Sponsor E in any potential transaction. Strategic C also withdrew from consideration over concerns that any transaction would pose unacceptable regulatory risks. We apprised Mr. Sprunk of these developments.

DECL. OF ERIK B. NORDSTROM ISO OPP’N TO PL’s MOT. FOR PRELIM. INJ. (2:25-cv-00568-JHC) - 6	Davis Wright Tremaine LLP Law Offices 920 Fifth Avenue, Suite 3300 Seattle, WA 98104-1610 206.622.3150 main · 206.757.7700 fax

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30. On July 23, 2024, the Special Committee consented in writing to Pete and me entering discussions with Strategic B and Sponsor A as potential partners for any transaction.

31. In early July, a new potential partner, Sponsor H, expressed interest to Pete and me about a potential transaction, but had chosen not to sign an NDA with the Special Committee. On July 27, 2024, Sponsor H sent Pete and me a proposed term sheet. We declined to engage with Sponsor H on their proposed terms.

32. On July 27, 2024, the Special Committee made clear that they desired something to consider prior to the Board’s August meeting. Mr. Sprunk further impressed upon us that the process could not continue indefinitely.

33. On August 2, 2024, Pete and I approached Mr. Guichard about exploring the possibility of a ‘go-it-alone’ transaction including Pete, me, Liverpool, and, potentially, other members of the Nordstrom family. Mr. Guichard was open to exploring that possibility, although we all acknowledged that any agreement to proceed with a proposed transaction would be conditioned on reaching agreement on capitalization, financing, and post-closing governance terms.

34. On August 4, 2024, Pete and I updated the Special Committee on the status of our discussions with various potential partners. We also disclosed that neither Strategic B nor Sponsor A would participate in any transaction, and that we were exploring the possibility of a transaction including Pete, me, as yet unidentified members of the Nordstrom family, and Liverpool.

35. The Special Committee continued to stress the importance of our presenting a proposal to them soon. On August 12, 2024, Pete communicated this urgency to Liverpool, but acknowledged that equity terms and governance details were not yet in place. That same day, our representative from Moelis also communicated the Special Committee’s position to Liverpool, but acknowledged that there was still a lot of progress yet to be made and that outstanding items included financial alignment, governance framework, and structure. Liverpool acknowledged to Moelis that they doubted a proposal could be ready that week.

DECL. OF ERIK B. NORDSTROM ISO OPP’N TO PL’s MOT. FOR PRELIM. INJ. (2:25-cv-00568-JHC) - 7	Davis Wright Tremaine LLP Law Offices 920 Fifth Avenue, Suite 3300 Seattle, WA 98104-1610 206.622.3150 main · 206.757.7700 fax

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Late August Negotiations with Liverpool and the Company

36. On August 15, 2024, Mr. Sprunk reached out to Pete and me on behalf of the Special Committee about the status of our discussions with Liverpool. Mr. Sprunk explained once again that the Board desired immediate progress, and that the Special Committee wanted to present a deal to the Board the following week. Pete and I provided an update on our discussions, and explained that we did not think that the Special Committee’s timeframe was feasible.

37. On August 18, 2024, we again updated the Special Committee on the status of our discussions with Liverpool. We explained that we believed we would need up to two weeks to submit any potential proposal, that we still did not have an understanding with any partner to proceed with a proposal, and that there was no assurance that a proposal would be submitted. The Special Committee reiterated that they wanted to see a proposal promptly.

38. As the end of August 2024 approached, Pete and I still had no agreement, arrangement, or understanding with Liverpool or other members of the Nordstrom family regarding whether to pursue a potential transaction. Liverpool, Pete, and I were continuing to discuss post-closing governance terms and any financing that Liverpool would provide. Indeed, as late as August 27, 2024, Pete and I, and the Company, entered into non-disclosure agreements with certain banks to enable discussions about alternate financing options. Among the financing- related issues still to be resolved was how to obtain financing without the risks associated with credit rating agencies downgrading the Company’s credit rating following a potential transaction. If credit ratings agencies downgraded the Company’s credit rating, Nordstrom would be required to offer to repurchase all notes, and no transaction could occur.

DECL. OF ERIK B. NORDSTROM ISO OPP’N TO PL’s MOT. FOR PRELIM. INJ. (2:25-cv-00568-JHC) - 8	Davis Wright Tremaine LLP Law Offices 920 Fifth Avenue, Suite 3300 Seattle, WA 98104-1610 206.622.3150 main · 206.757.7700 fax

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39. As these discussions continued, Mr. Sprunk informed Pete and me on August 29, 2024, that the Board was ready to convene on twenty-four hours’ notice to consent to the formation of a group to make a proposal for a potential transaction.

40. On August 31, 2024, our advisors reached out to the Company’s advisors to request consent and a waiver of any applicability of the Washington Anti-Takeover Statute for a group including Pete, me, Liverpool, and other members of the Nordstrom family. A true and correct copy of an email sent by my counsel to counsel for the Special Committee on August 31, 2024 is attached hereto as Exhibit 2. In response, the Special Committee requested that Pete, me, Liverpool, and other members of the Nordstrom family sign a letter agreeing that the group would disband at a future date if no proposed transaction was approved by the Special Committee.

41. On September 1, 2024, Mr. Sprunk informed me that the Special Committee had approved the formation of a buyer group comprised of Pete, me, Liverpool, and other members of the Nordstrom family and had recommended it to the Board for approval. He also informed me that a written consent to approve the buyer group was being circulated to the entire Board that same day for their approval. I understand that all Board members aside from Mr. Sprunk signed the consent that day.

42. On September 2, 2024, Mr. Sprunk informed me that he was waiting for all members of the Nordstrom family to sign the group disbandment letter before personally executing the written consent for the Washington Anti-Takeover Statute waiver.

43. Meanwhile, on September 2 and 3, 2024, Pete and I (and our advisors) worked closely with Liverpool (and its advisors) to resolve the material terms of Liverpool’s loan that were prerequisites to agreeing to pursuing a potential transaction. In addition to not having addressed more detailed terms, two principal terms that remained to be resolved were the purchase price and the terms of any financing Liverpool would provide.

DECL. OF ERIK B. NORDSTROM ISO OPP’N TO PL’s MOT. FOR PRELIM. INJ. (2:25-cv-00568-JHC) - 9	Davis Wright Tremaine LLP Law Offices 920 Fifth Avenue, Suite 3300 Seattle, WA 98104-1610 206.622.3150 main · 206.757.7700 fax

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44. On September 3, 2024, I understand that Mr. Sprunk received all signatures for the group disbandment letter and signed his written consent for the Board’s waiver of the Washington Anti-Takeover Statute.

45. It was not until September 3, 2024, that Pete, me, and Liverpool, and the other members of the Nordstrom family willing to engage in a potential transaction finalized agreement on the key terms of a loan from Liverpool to finance the transaction. And it was not until the evening of September 3, 2024, that we agreed to all outstanding material terms of our proposal—including agreeing to the offer price—and finalized the proposal letter.

I declare under penalty of perjury that the foregoing is true and correct.

Executed on April 25, 2025 in Seattle, Washington.

/s/ Erik B. Nordstrom
Erik B. Nordstrom

DECL. OF ERIK B. NORDSTROM ISO OPP’N TO PL’s MOT. FOR PRELIM. INJ. (2:25-cv-00568-JHC) - 10	Davis Wright Tremaine LLP Law Offices 920 Fifth Avenue, Suite 3300 Seattle, WA 98104-1610 206.622.3150 main · 206.757.7700 fax